SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                                __________


                                FORM 8-K

                             CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)     MARCH 24, 1999


                       PLUM CREEK TIMBER COMPANY, L.P.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)


            DELAWARE                   1-10239           91-1443693
   ----------------------------      ------------      -------------------
   (State or other jurisdiction      (Commission        (I.R.S. Employer
      of incorporation or            File Number)      Identification No.)
          organization)


      999 THIRD AVENUE, SUITE 2300
        SEATTLE, WASHINGTON                         98104-4096
   -----------------------------------------       -----------
   (Address of principal executive offices)         (Zip Code)


   Registrant's telephone number, including area code    (206) 467-3600



 ITEM 5. OTHER EVENTS

      On March 24, 1999, the previously adjourned Special Meeting of Unitholders to vote on the proposed conversion of the Partnership from a master limited partnership to a real estate investment trust (REIT) was convened and adjourned again until March 29, 1999. The meeting will reconvene on that date at 2:00 p.m. PST at the Holiday Inn Crown Plaza, 1113 Sixth Avenue, Seattle, Washington.

      The Special Meeting was adjourned and the vote on the proposed conversion delayed to allow time to prepare additional disclosure, consistent with the previously announced decision issued by the Delaware Court of Chancery on March 18, 1999. The decision preliminarily enjoined the Unitholder vote on the proposed conversion pending disclosure of additional information related to the conversion.

      The reconvened Special Meeting is expected to be adjourned again to a subsequent date to allow sufficient time for mailing to, and consideration by, Unitholders of additional information consistent with the Court's opinion. Additional information will be mailed to Unitholders as soon as practicable.

      The public announcement concerning the adjournment of the Special Meeting of Unitholders is attached as Exhibit 99.1 to this document and is incorporated herein by reference.


 ITEM 7. EXHIBITS

      99.1  Press Release




                               SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  PLUM CREEK TIMBER COMPANY, L.P.

                                  By:  Plum Creek Management Company L.P.,
                                       its General Partner


                                  By:   /s/ DIANE M. IRVINE
 Date:  March 24, 1999               -----------------------------------
                                      Diane M. Irvine
                                      Vice President and Chief Financial
                                        Officer




                              EXHIBIT INDEX

 Exhibit  Description

 99.1     Press Release